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                                                                    EXHIBIT 10.3

                           AGREEMENT NOT TO COMPETE

     THIS AGREEMENT is made as of the 20th day of April, 1999, among Opinion Research Corporation, a Delaware Corporation ("ORC"), Macro International Inc., a Delaware Corporation (the "Corporation") and Frank J. Quirk ("Quirk").

                                  W I T N E S S E T H:
                                  - - - - - - - - - -

     WHEREAS, a proposed Stock Purchase Agreement between ORC, as the buyer, and Quirk and all or substantially all of the stockholders of the Corporation, as the sellers, providing for the sale of all or substantially all of the issued and outstanding shares of the outstanding capital stock of the Corporation to ORC is being circulated for signature contemporaneously with execution of this Agreement (the "Stock Purchase Agreement"); and

     WHEREAS, the Corporation and Quirk have entered into an Employment Agreement of even date herewith which, in general, is to be effective upon consummation of closing under the Stock Purchase Agreement (the "Employment Agreement" and, collectively with the Stock Purchase Agreement, the "Acquisition Agreements"); and

     WHEREAS, the Corporation wishes to employ Quirk for his knowledge and expertise in the operation and management of the Corporation; and

     WHEREAS, as a material and significant inducement to the Corporation and ORC to enter into and consummate the transactions set forth in the Acquisition Agreements, Quirk has agreed not to compete with the Corporation or ORC or use or divulge certain information with respect to the business of the Corporation or ORC pursuant to the following terms and conditions:

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and as a condition to the obligations of the Corporation and ORC to consummate the transactions contemplated in the Acquisition Agreements, the parties, each intending to be legally bound, agree as follows:

     1.   Non-Competition, Non-Disclosure of Trade Secrets.

          (a) Quirk agrees that, except for the benefit of the Corporation or ORC, for the periods set below, he shall not, directly or indirectly:

               (i) solicit, induce or encourage any employee of the Corporation or ORC, to terminate his or her relationship with the Corporation or ORC; or
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               (ii)   employ or establish a business relationship with, or
encourage or assist any individual or entity to employ or establish a business relationship with, any individual who was employed by the Corporation or ORC during the preceding twelve month period; or

               (iii) solicit, induce or encourage any Clients (as hereinafter defined) or Prospective Clients (as hereinafter defined) to terminate or reduce in scope their relationship with the Corporation or ORC; or

               (iv) solicit or assist any individual or entity in the solicitation of business from, or performance of work for, any Clients or Prospective Clients of the Corporation or ORC; or

               (v) engage in (as a principal, agent, consultant, partner, director, officer, employee, stockholder, investor or in any other capacity), alone or in association with any person or entity, or be financially interested in, any business which is competitive with the Corporation or ORC. Nothwithstanding the foregoing, Quirk shall be entitled to hold shares of a publicly-traded company so long as such shares do not represent more than 3% of the outstanding capital stock of such company.

          (b)  For purposes of this Paragraph 1,

               (i) "Clients" shall mean those clients for whom the Corporation or ORC performed services during the preceding twelve months, and

               (ii) "Prospective Clients" shall mean persons or entities whose business was solicited by the Corporation or ORC during the preceding twelve months, and

               (iii) "preceding twelve months" shall mean the twelve months immediately preceding the date the allegedly proscribed act took place.

          (c) Quirk shall not use for his personal benefit, or disclose, communicate or divulge to, or use the direct or indirect benefit of any person, firm, association or company (other than ORC, the Corporation or their subsidiaries), (i) any information regarding the business methods, business policies, business strategies, marketing plans, survey procedures, statistical techniques, research or development projects or results, trade secrets or confidential data or processes of, or developed by, the Corporation or ORC, or
(ii) any confidential data on or relating to Clients or Prospective Clients of the Corporation or ORC, or (iii) budgets, forecasts, pricing information or unpublished financial information or other confidential information or data relating to or dealing with the business operations or activities of the Corporation or ORC. The obligations of Quirk under this Agreement not to Compete shall not relate to information or data: (x) that is now or hereafter becomes known to the public through sources independent of Quirk which are entitled to disclose such information, and neither directly nor indirectly through

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any fault of Quirk; or (y) which must be disclosed pursuant to a court order or otherwise as required by law provided, however, that Quirk shall give prior written notice of such anticipated disclosure to the Corporation and cooperate with the Corporation in seeking to obtain a protective order.

          (d) Quirk, the Corporation and ORC acknowledge and agree that (i) the covenants set forth herein are essential elements of the transactions contemplated by the Acquisition Agreements, that Quirk is receiving adequate consideration thereunder, and that such covenants are reasonable and necessary in order to protect the legitimate interests of the Corporation and ORC; (ii) the Corporation and ORC will not have any adequate remedy at law if Quirk violates the terms hereof or fails to perform any of his obligations hereunder; and (iii) the Corporation and ORC shall have the right, in addition to any other rights either may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce any such covenant or any other obligations of Quirk under, this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which ORC or the Corporation may be entitled.

          (e) If the period of time set forth in Paragraph 2 or scope of any restriction set forth in Paragraph 1 (a) should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the territory shall be reduced by the elimination of such unreasonable portion thereof, or both, so that such restrictions may be enforceable for such time and in the manner adjudged to be reasonable. If Quirk violates any of the restrictions contained in Paragraph 1(a), then the restrictive period shall not run in favor of Quirk from the time of the commencement of any such violation until such time as such violation shall be cured by Quirk.

     2.   Term and Termination.

          (a) This Agreement shall be effective upon, and the term of this Agreement shall commerce upon, the consummation of closing of the Stock Purchase Agreement and, subject to Paragraphs 2(b) and 2(c) below, shall expire at the later of:

               (i) one year after the date Quirk's employment with the Corporation terminates; or

               (ii) four years after the date hereof.

In the event the Stock Purchase Agreement is terminated pursuant to its terms and conditions prior to the consummation of closing thereunder, this Agreement shall thereupon be of no further force or effect.

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     (b)  At any time during the term set forth in Paragraph 2(a), but subject to Paragraph 2(c) below, ORC or the Corporation may extend the term of this Agreement for an additional one year beyond the term set forth in Paragraph 2(a) by written notice thereof to Quirk, in which event ORC or the Corporation shall continue to pay to Quirk in periodic installments the amount of his Base Compensation in effect on the last day of the term set forth in Paragraph 2(a) (as "Base Compensation" is defined in the Employment Agreement) during such one year period.

     (c) The obligations of Quirk contained in Paragraph 1(a) shall terminate if, prior to the expiration of the Initial Term (as such term is defined in the Employment Agreement), (a) the employment of Quirk shall be terminated by the Corporation without Cause (as such term is defined in the Employment Agreement) or by Quirk for Good Cause (as such term is defined in the Employment Agreement), and (b) the Corporation does not pay Quirk the Base Compensation to
            ---
which he is then entitled under the Employment Agreement for the remainder of the Initial Term.

     3.   Miscellaneous.

          (a) Indulgences, Etc. Neither the failure nor any delay on the part of Quirk, the Corporation or ORC to exercise any right, remedy, power or privilege under this Agreement (a "Right") shall operate as waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective against Quirk, the Corporation or ORC unless it is in writing and is signed by Quirk, the Corporation or ORC, as the case may be.

          (b) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger or by facsimile transmission and followed promptly by mail) or four days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

               (i)  If to Quirk:

                    Frank J. Quirk
                    2110 Forest Hill Road
                    Alexandria, Virginia 22307
                    Telephone: 703-329-1620
                    Telephone: 703-329-1618

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                    with a copy, given in the manner prescribed above, to:

                    Christopher C. Roberts, Esq.
                    Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                    11921 Rockville Pike, 3rd Floor
                    Rockville, Maryland, 20852-2743
                    Telephone:  301-230-5208
                    Telecopier: 301-230-2891

               (ii) If to ORC or Corporation:

                    23 Orchard Road
                    Skillman, NJ 08558
                    Telephone:  908-281-5100
                    Telecopier: 908-281-5103
                    Attention:  President

                    with a copy, given in the manner prescribed above, to:

                    David Gitlin, Esquire

                    Until July 4, 1999
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    Twelfth Floor Packard Building
                    111 South 15th Street
                    Philadelphia, PA 19102
                    Telephone:  215-977-2284
                    Telecopier: 215-977-2740

                    After July 4, 1999:
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    1650 Arch Street
                    Philadelphia, PA 19103
                    Telephone:  215-977-2284
                    Telecopier: 214-977-2740

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          (c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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          (d)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (e) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Corporation, ORC, Quirk and their respective successors, assigns, heirs and legal representatives.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                   OPINION RESEARCH CORPORATION


                                   By: /s/ John F. Short
                                      -------------------------
                                      Name:  John F. Short
                                      Title: CEO and President

                                   MACRO INTERNATIONAL INC.


                                   By: /s/ Michael T. Errecart
                                      -------------------------
                                      Name:  Michael T. Errecart
                                      Title: President


                                   QUIRK:

                                   /s/ Frank J. Quirk
                                   ----------------------------
                                       Frank J. Quirk

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